UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In June 2008, Citigroup Global Markets, Inc. (“Citigroup”) provided to the Company a revolving credit facility with Citigroup for borrowings of up to, and secured only by, 50% of the Company’s auction rate securities (“ARSs”). Citigroup offered the revolving credit facility to the Company as a short-term solution to the lack of liquidity in the ARS market.

As of June 30, 2008, the Company held $9,250,000 in municipal student loan backed auction rate securities with triple “A” credit rating. The maximum amount available under the line of credit is $4,625,000. The revolving credit facility contains no financial covenants. Any borrowings under the revolving credit facility accrue interest at a variable rate based on short-term market interest rates plus 1.75%. The Company made an initial borrowing under the revolving credit facility in June 2008 of $2.5 million.

On September 10, 2008, the Company drew down an additional $1.575 million under the revolving credit facility in order to increase its available cash. There is currently an aggregate of $4.1 million outstanding under the revolving credit facility, which is due on demand by Citigroup.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is herein incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: September 16, 2008

By:  /s/  Vincenzo LiCausi

        Vincenzo LiCausi

        Chief Financial Officer